                                                                      EXHIBIT 21


                             LIST OF SUBSIDIARIES OF
                                INTELISPAN, INC.
                             (AS OF MARCH 28, 2001)



NAME                                                     STATE OF INCORPORATION
- ----                                                     ----------------------
Contego, LLC(1)                                                  Arizona
DeviseAssociates, Inc.                                          New York
Intelispan Acquisition, Inc.                                     Arizona


(1) Contego, LLC is 66.8% owned by Intelispan, Inc. and 33.2% owned by Baltimore Technologies, plc.